Exhibit 99.1

Globalink Investment Inc. Announces Extension of the Deadline to Complete a Business Combination to September 9, 2024

New York, NY – August 9, 2024 — Globalink Investment Inc. (Nasdaq: GLLI, GLLIW, GLLIR, GLLIU) (“Globalink” or the “Company”), a special purpose acquisition company, announced today that on August 8, 2024, it caused to be deposited $60,000 (the “Extension Payment”) into its trust account (the “Trust Account”) with Continental Stock Transfer and Trust Company (“Continental”) to extend the deadline to complete its initial business combination from August 9, 2024 to September 9, 2024. The extension is the fourteenth extension since the consummation of the Company’s initial public offering on December 9, 2021, and the ninth of twelve extensions permitted under the Company’s governing documents currently in effect.

About Globalink Investment Inc.

Globalink is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region, Globalink intends to pursue targets in North America, Europe, South East Asia, and Asia (excluding China, Hong Kong and Macau) in the medical technology and green energy industry.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 2, 2024 and the prospectus filed with the SEC on December 6, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Globalink Contact:

Say Leong Lim

Globalink Investment Inc.

Telephone: +6012 405 0015

Email: sllim@globalinkinvestment.com